Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITOR

April 12, 2002


To Whom It May Concern:

            We have issued our report dated February 5, 2002, accompanying the consolidated financial statements of Momentum Holdings Corporation (the "Company") on Form 10-KSB for the years ended December 31, 2001 and 2000. We consent to the incorporation by reference of said report in the Registration Statement of the Company and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.

/s/  Marden, Harrison & Kreuter
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Marden, Harrison & Kreuter
Certified Public Accountants, P.C.